Exhibit 99(a)


The following is the text of the Company's form of proxy and memo to employees participating in Company plans to be used in connection with the Company's 1997 special meeting:

THE HARTFORD STEAM BOILER INSPECTION AND INSURANCE COMPANY

ONE STATE STREET, P.O. BOX 5024, HARTFORD, CONNECTICUT 06102-5024 SPECIAL MEETING OF STOCKHOLDERS - JUNE 23, 1997

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

The undersigned hereby appoints Joel B. Alvord, Richard G. Dooley, Gordon W. Kreh and Lois D. Rice, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of the Company held on record by the undersigned on April 25, 1997 at the Special Meeting of Stockholders to be held on June 23, 1997 or any adjournment thereof, upon all matters properly coming before said Special Meeting including but not limited to the matters set forth on the reverse side, hereby revoking any proxy heretofore given.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF SHARE EXCHANGE.

(Important - To be signed and dated on reverse side)

SEE REVERSE SIDE

[LOGO]

THIS IS YOUR PROXY.  YOUR VOTE IS IMPORTANT


Regardless of whether you plan to attend the Special Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

The proposal to be presented to stockholders at the Special Meeting involves the formation of a holding company structure as described in more detail in the enclosed Prospectus and Proxy Statement. For the reasons stated in the accompanying materials, the Board of Directors believes that the formation of such a holding company structure is in the best interests of the Company and its stockholders and recommends a vote "FOR" the the proposal to approve the Agreement and Plan of Share Exchange.

/X/  Please mark votes as in this example.

The Board of Directors recommends a vote FOR the following proposal:

Approval of Agreement and Plan of Share Exchange in connection with formation of revised holding company structure.

/ /FOR
/ /AGAINST
/ /ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT / /

MARK HERE IF YOU HAVE MADE COMMENTS / /

Please sign exactly as your name appears. If acting as attorney, executor, trustee or in other representative capacity, sign name and print title. Please date proxy and return in the enclosed post-paid return envelope.

Signature: --------------------------- Date:----------
Signature: --------------------------- Date:----------

To:  Employees of The Hartford Steam Boiler Inspection and Insurance Company

From:  R. K. Price, Senior Vice President and Corporate Secretary

Date:

If you are a participant in any of the Company's stock plans (Payroll Investment Plan, Employee Stock Ownership Plan, Thrift Incentive Plan - HSB Stock Fund, or the Stock Option and Restricted Stock Plan), you should receive proxy materials for the Company's Special Meeting to be held on June 23, 1997 through the U.S. mail shortly.

Included with the proxy materials is a card upon which to register your vote in connection with action proposed to be taken at the Special Meeting. The proxy card lists the number of shares allocated to your account under each of the plans in which you participate, as well as any shares you hold directly. The following abbreviations are used to identify your holdings:

COM - Shares held directly or through the Payroll Investment
      Plan
RST - Restricted Stock held under the Stock Option and
      Restricted Stock Plan
TIP - Shares  allocated to your account under the Thrift Incentive Plan if you participate in the HSB Stock Fund
ESO - Shares  allocated to your account under the Employee Stock  Ownership
      Plan (ESOP)

If you hold shares jointly with another individual or as custodian for a minor's account, you will receive a separate card for that account.

Whether you own one share or a thousand, it is very important that your shares be represented at the Special Meeting. As a shareholder, you have the right and an obligation to have your vote count at the Special Meeting. I encourage you to use this opportunity by completing the proxy card and returning it in the envelope provided.

If you do not receive your materials by May 20, or if you misplace your card, please contact Jean Cohn, Home Office, Ext. 5724.